Exhibit 10.3
EXECUTION COPY
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNLESS SUCH SALE OR DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
Warrant No. 1
Date of Issuance: December 27, 2006
MBI FINANCIAL INC.
Warrant to Purchase Shares of Common Stock
MBI FINANCIAL INC, a Nevada corporation (the “Company”), for value received, hereby certifies that Old Master Cimabue Holdings, Limited, or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time on or before December 27, 2013 (the “Expiration Date”) up to 1,720,595 shares of common stock of the Company (the “Shares”), subject to adjustment as provided herein (the “Initial Warrant Amount”), at a purchase price of $0.27 per Share. For purposes hereof, the term “registered assigns” shall mean, with respect to Old Master Cimabue Holdings Limited, those entities that are affiliates of the Registered Holder (including without limitation, any investment fund managed by the Registered Holder’s investment manager, and any investor in any such investment fund). The Shares, and the purchase price per Share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Exercise Price,” respectively.
This Warrant is issued to the Registered Holder pursuant to a credit agreement (the “Credit Agreement”) dated as of December 27, 2006 between the Company and the Registered Holder. All capitalized terms used but not defined in this Warrant shall have the respective meanings given to them in the Credit Agreement.
     1. Exercise.
          (a) This Warrant may be exercised by the Registered Holder, at any time on or prior to the Expiration Date, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full by cash, check or wire transfer of the Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise.
          (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.
          (c) In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Registered Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to such Registered Holder a number of Warrant Shares computed using the following formula:
X = Y (A - B)
      A

Where	X	=	The number of Warrant Shares to be issued to the Registered Holder.

	Y	=	The number of Warrant Shares purchasable under this Warrant or if only a portion of this Warrant is being exercised, the portion of this Warrant being cancelled (at the date of such calculation).

	A	=	The fair market value of one Warrant Share (at the date of such calculation).

	B	=	The Exercise Price (as adjusted to the date of such calculation).
          For purposes of this Section 1(c), the fair market value of Warrant Shares on the date of calculation shall mean with respect to each Warrant Share, the average of the last traded price of the Shares on the ten (10) business days prior to exercise, or if no such price is available, the fair market value of Warrant Shares shall be at the highest price per Share which the Company could obtain on the date of calculation from a willing buyer (not a current employee, manager or director of the Company) for Shares sold by the Company, from authorized but unissued Shares, as determined in good faith by the Board of Directors (or other body exercising similar functions), unless the Company is at such time subject to a merger, acquisition or sale of all or substantially all of the assets of the Company, in which case the fair market value of Warrant Shares shall not be less than the value determined in connection with such merger, acquisition or sale.
          (d) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:
               (i) a certificate or certificates for the number of Warrant Shares to which such Registered Holder shall be entitled or evidence that such number of Warrant Shares have been credited to a brokerage account in the name of the Registered Holder, and
               (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such Shares called for on the face of this Warrant minus the number of such Shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) above.

     2. Adjustments.
          (a) If outstanding Shares shall be subdivided into a greater number of Shares or a dividend in Shares shall be paid in respect of outstanding Shares, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding Shares shall be combined into a smaller number of Shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.
          (b) In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company or any similar company reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the Shares or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 2; and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.
          (c) If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another company or other entity in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the Shares outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person or entity, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor company or entity resulting from such reorganization, merger, consolidation, sale or transfer that a holder of Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 2. The foregoing provisions of this Section 2(c) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other company or entity that are at the time receivable upon the exercise of this Warrant. If the per-Share consideration payable to the Registered Holder for Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors (or other body exercising similar functions), as applicable. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors (or other body exercising similar functions), as applicable) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Registered Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.
          (d) If the Company (A) issues or sells any Shares or convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, Shares (“Convertible Securities”), or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are then outstanding, at or to an effective Per Share Selling Price (as defined below) which is less than the then current Exercise Price, then in each such case the Exercise Price in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of Shares outstanding immediately prior to such issue or sale, plus (2) the number of Shares which the aggregate consideration received by the Company for such additional Shares or Convertible Securities would purchase at such Exercise Price and (y) the denominator of which shall be the number of Shares outstanding immediately after such issue or sale; provided, however that no such fraction shall in any event be greater than one (1). For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities, the maximum number of Shares issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Shares upon exercise, exchange or conversion of such Convertible Securities, and provided further that to the extent such Convertible Securities expire or terminate unconverted or unexercised, then at such time the Exercise Price shall be readjusted as if such portion of such Convertible Securities had not been issued. “Per Share Selling Price” shall include the amount actually paid by third parties for each Share in a sale or issuance by the Company. In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all Shares sold in the transaction to arrive at the Per Share Selling Price. A sale of Shares shall include the sale or issuance of Convertible Securities, and in such circumstances the Per Share Selling Price of the Shares covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above). In case of any such security issued in a transaction in which the purchase price or the conversion, exchange or exercise price is directly or indirectly subject to adjustment or reset based on a future date or specified or contingent events directly or indirectly related to the business of the Company or otherwise (but excluding standard stock split anti-dilution provisions), the Per Share Selling Price shall be deemed to be the lowest conversion, exchange, exercise or reset price at which such securities are converted, exchanged, exercised or rest or might have been converted, exchanged, exercised or reset, or the lowest adjustment, as the case may be, over the life of such securities. If Shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the

Registered Holder. In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are then outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.
          (d) When any adjustment or readjustment is required to be made in the Exercise Price or in the kind and amount of stock or other securities or property into which this Warrant is exercisable, the Company shall promptly mail to the Registered Holder a certificate setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in Section 2(a), (b), (c) or (d) above.
     3. Default Warrant Share Increase.
          (a) If a Default (as defined in the Credit Agreement) occurs under the Credit Agreement, and such Default is cured during the applicable grace period by the Borrower, then the number of Warrant Shares represented by this Warrant shall automatically be increased to 3,624,708 shares, which number of Shares shall be subject to adjustment as set forth in Section 2 hereof (the “New Warrant Amount”), and the Exercise Price shall be equal to (a) the original exercise price multiplied by (b) the quotient of the Initial Warrant Amount divided by the New Warrant Amount.
          (b) If a Default (as defined in the Credit Agreement) occurs under the Credit Agreement, and such Default is not cured by the Borrower during the applicable grace period, if any, then the number of Warrant Shares represented by this Warrant shall automatically be increased to 32,691,313 Shares, which number of Shares shall be subject to adjustment as set forth in Section 2 hereof (the “Default Warrant Amount”), and the Exercise Price shall be equal to (a) the Exercise Price in effect prior to the occurrence of such Event of Default, multiplied by (b) the quotient of the Initial Warrant Amount (or New Warrant Amount, as applicable) divided by the Default Warrant Amount.
     4. Transfers.
          (a) Each holder of this Warrant acknowledges that this Warrant, the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise except pursuant to (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under applicable Blue Sky or state securities law then in effect or (ii) an exemption from such registration and qualification. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.
          (b) Subject to the provisions of Section 4(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company; provided that at no time will the number of Holders exceed four (4).
          (c) Until any transfer of this Warrant is made in the Company’s warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.
          (d) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.
     5. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.
     6. Liquidating Dividends. If the Company pays a dividend or makes a distribution on the Warrant Shares payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a dividend payable in Warrant Shares ( a “Liquidating Dividend”), then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Shares purchased upon such exercise, the Liquidating Dividend which would have been paid to such Registered Holder if such Holder had been the owner of record of such Warrant Shares immediately prior to the date on which a record was taken for such Liquidating Dividend or, if no record was taken, the date as of which the record holders of Warrant Shares entitled to such dividends or distribution were determined.
     7. Notices of Certain Transactions. In case:
          (a) the Company shall take a record of the holders of its Shares (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or
          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any merger (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or
          (c) any tender offer for all or part of its outstanding Shares, or

          (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or
          (e) of any redemption of the Shares or mandatory conversion of the Shares into other securities of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, offering, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Shares (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, offering, dissolution, liquidation, winding-up, redemption or conversion). Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.
     8. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such number of Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.
     9. Registration Rights. The Company shall, no later than 30 days after the consummation of the New Financing, file a registration statement with the U.S. Securities and Exchange Commission covering the Warrant Shares and use all commercially reasonable efforts to cause such registration statement to become effective within 180 thereafter. In addition, as soon as practicable after the date hereof, and on issuance of the New Warrants and the Default Warrants, the Company shall register the additional Warrant Shares into which this Warrant is exercisable under the Securities Act at no cost to the Registered Holder. The Registered Holder shall not be required to make any representations or warranties or agree to any lock up or restrictions on sale with respect to such registration. This registration right shall enure to the benefit of the Registered Holder and its registered assigns.
     10. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of Warrant Shares called for on the face or faces of the Warrant or Warrants so surrendered.
     11. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation)

upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.
     12. Mailing of Notices. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent out and received by fax or three business days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed (a) if to the Registered Holder, to: Old Master Cimabue Holdings, Limited, c/o Maricorp Services Ltd., 4th Floor, West Wind Building, 70 Harbour Drive, PO Box 2075GT, George Town, Grand Cayman, Cayman Islands, British West Indies, with a copy to Old Master Capital, LLC, 152 West 57th Street, 6th Floor, New York, New York 10038, Attention: Mr. Matt Kishlansky, Facsimile no.:(212) 974-0404 or to the address or facsimile number of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to MBI Financial Inc., 1845 Woodall Rodgers Freeway, Suite 1225, Dallas, Texas 75201, Facsimile no.: (214) 468-0001: attn: Patrick McGeeney, or to the address subsequently modified by written notice to the Registered Holder.
     13. No Rights as Shareholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.
     14. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder.
     15. Amendment or Waiver. No term of this Warrant may be amended or waived without the prior written consent of the Company and the Registered Holder.
     16. Representations of Holder. The Registered Holder hereby represents and warrants to the Company that: (a) it has had access to and is familiar with information concerning the Company’s business, affairs, financial condition, and prospects; (b) it is able to fend for itself in the transactions contemplated by this Warrant and has the ability to bear the economic risks of its investment; (c) it is acquiring the Warrant for investment and not with a view towards distribution to the public within the meaning of the Securities Act; and (d) it is an “accredited investor” within the meaning of Rule 501 under Regulation D promulgated under the Securities Act.
     17. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.
     18. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.
[signature page follows]

MBI FINANCIAL INC.

By:

Name:

Title:

Accepted and Agreed:
Old Master Cimabue Holdings, Limited

By:

Title:

EXECUTION COPY
EXHIBIT A
PURCHASE FORM

To: MBI FINANCIAL INC.	Dated:
     The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase ___ Warrant Shares covered by Warrant Number ___ and herewith makes payment of $___, representing the full purchase price for such shares at the price per Share provided for in such Warrant.

Signature:

Address:

EXECUTION COPY
EXHIBIT B
ASSIGNMENT FORM
     FOR VALUE RECEIVED, ___ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of Warrant Shares covered thereby set forth below, unto:
          Name of Assignee                                                             Address                                                            No. of Shares

Dated:	Signature:

Witness: